KonaRed Corporation
2829 Ala Kalanikaumaka St.
Suite F-133
Koloa, HI 96756
(808) 212-1553
www.konared.com

Executive Summary

KonaRed Corporation (OTCQB: **KRED**) is a food and beverage company that produces nutritional products based on the health attributes of the Hawaiian CoffeeBerry®, exclusive coffee fruit from Kona, Hawaii. Its principal product is the KonaRed Antioxidant Juice, a coffee fruit wellness drink high in nutrients. The Company, through a licensing agreement with VDF FutureCeuticals, Inc., utilizes innovative, state of the art, patented proprietary processes that produce a product line of antioxidant-packed extracts and powders from the Hawaiian CoffeeBerry®, which is used in KonaRed's Antioxidant Juices, Organic Green Teas, Coconut Waters, On-the-Go Packs and 100% Coffee Fruit Powder Tubs. KonaRed has 30+ distribution points in the US including UNFI and KeHe and its products are sold in select Kroger, Vitamin Shoppe, Whole Foods, Safeway, Walmart, 7-Eleven, Ralphs, Fred Meyer and many other retail locations throughout the US and Canada. KonaRed offers its products through wholesale and direct online retail channels and its products are in approximately 5,000 store locations across the US and Canada. The Company was founded in 2008 and is headquartered in Koloa, Hawaii with a 10,000 sq. ft. sales, warehousing and shipping facility in San Clemente, CA.

Company Statistics

Ticker: KRED (OTCQB)

State of Incorporation: Nevada

Price: (06/30/15) $0.12

52 Week Range: $0.06 – $0.58

Avg. Daily Volume (90 day): 146,319

Shares Outstanding: 89.9 Million

Market Cap: $10.8 Million

Float: 81.6 Million free trading shares

Price & volume quotes from Yahoo! Finance and other reliable sources



Kona Coffee Plant
"Paradise in a Bottle"

Company Highlights

- *Recently added 12 new Whole Foods markets, expanded NYC market with addition of The Food Emporium, demoed products at 225 Kroger banners stores, and added a new distributor*
- *Healthy working capital position with cash on hand and a light amount of debt*
- *Consumer product sales for the twelve months ended December 31, 2014 grew 80% to $1.1 million*
- *Total revenues for full year 2014 increased 39% compared to $1.3 million from $0.91 million for full year 2013*
- *Niche market with key products in high growth categories*
- *Upcoming launch into Japan*
- *New wellness products under development*

Investment Catalysts

Market Opportunity – Positioned To Become Leader

KonaRed's beverages are marketed as premium functional wellness beverages in the Functional Beverage Sector, along with the likes of POM Wonderful, Naked Juice and Sambazon Acai, to name a few. Nutraceuticals World Magazine estimates the functional beverage market sales total around $23.4 billion and growing. KonaRed is the first of its kind, focusing on the health benefits of Hawaiian coffee fruit, and is strongly positioned to be the popular new drink at the right time. Sales for high sugary sodas and diet sodas are on a steady decline and consumers are demanding healthy drinks and alternatives. Many want a brand that reflects and enhances their active lifestyle and identity. The New York Times stated, "Cold, bubbly sweet soda, long the American champagne, is not welcomed in many places these days." KonaRed is an emerging leader in the functional Coffee Fruit category with new cutting edge products and a highly appealing marketing story to the health conscious consumer. KonaRed's products are suitable for all lifestyles and all ages. The Company is constantly evaluating new markets in which to place its products and has rapidly grown from stores in Hawaii to its current expansion across the US. KonaRed is an emerging leader in the U.S. coffee fruit category and looks to become the market leader in the global functional wellness 'coffee fruit' market.

CoffeeBerry® Coffee Fruit - New Superfruit Category

Coffee, grown in the US State of Hawaii is where KonaRed gets it supply. Coffeeberry®, coffee fruit from Hawaii is the fruit that surrounds and protects the world famous Kona coffee bean. KonaRed uses the fruit and dries it and processes it to create its all-natural beverages and nutraceutical products. The outer part of the coffee bean had been frequently discarded, but recent studies show that the coffee fruit is actually an antioxidant powerhouse. KonaRed products have an extraordinary level of nutrients and antioxidants that get absorbed by the body at the cellular level. Research suggests coffee fruit has potential with increasing healthy energy, immune support, focus, clarity and cognitive brain health. Antioxidants are known to help prevent diseases, delay the body's aging process and provide a long-lasting, natural mood boost.

KonaRed's products are different from other functional products because of its "superfruit" ingredient. Its powerful Hawaiian coffee fruit has more antioxidant capacity than blueberries, pomegranates and acai berries. Coffee Fruit is the King of all Superfruits!


What is coffeeberry®?
• It's Coffee Fruit from Kona, Hawaii
• It's the fruit that surrounds the world famous Kona Coffee Bean.
What does it do for you?
• Provides Natural Energy
• Improves mental clarity and focus
• Makes you feel great!

Strategic Partnerships

Science: VDF FutureCeuticals, Inc., is KonaRed's Chicago based science partner that provides patent protection, human clinical science, ongoing research and license of the trademark, CoffeeBerry®. FC is a subsidiary of 130 year old Van Drunen Farms, one of the world's largest food ingredient suppliers.

Supply: KonaRed has a 5-year exclusive supply relationship with Greenwell farms. Greenwell Farms was founded in 1850 and is known for planting some of the first coffee trees in Kona. Greenwell Farms offers a substantial yearly supply of coffee fruit of more than 4 million pounds, translating to an approximate capacity of $100 million in potential KonaRed revenue.

Management & Advisors

Shaun Roberts, Co-Founder & CEO
Entrepreneur who has developed and secured retail placement for more than 200 products in his career. Created KonaRed brand, developed the formulas, and cultivated supply contracts and relationships in Hawaii. Raised $6M+ in outside private capital to fuel creation of KonaRed prior to going public. Shaun is the "Face of the Company" and responsible for day-to-day operations, including securing retail placements and product distributors.

John Dawe, CFA, Chief Financial Officer
John is a financial industry veteran and specialist in small cap growth companies with 32 years experience. John oversees financial management and accounting and is responsible for corporate due diligence and public company reporting.

Gonzalo Camet, Director
Major early KonaRed investor and Chief Financial Officer of the JJC Group of Companies, one of the largest construction and agricultural businesses in Peru.

Steven Schorr, Director
Co-founder of KonaRed and Chief Scientific Officer prior to retirement. Author of 20 U.S. and international patents and a director of Bioponic Phytoceuticals, Inc.

Bill Van Dyke, Director
Founder, Chair and CEO of B&D Nutritional Ingredients Inc, a full-service North American nutritional sales and marketing company. Former Chair of the Council for Responsible Nutrition ('CRN').

Tom Greenwell, Advisory Board
Former President of the Hawaii Coffee Association, CEO of Greenwell Farm's, one of Hawaii's oldest coffee plantations founded in 1850.

Investor Relations Contact:

Robert Haag
IRTH Communications
Phone: +1-866-976-4784
KRED@irthcommunications.com

Disclaimer: This fact sheet contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are valid only as of today, and we disclaim any obligation to update this information. Actual results may differ significantly from management's expectations.

"Wellness You Can Feel"

Competitive Advantages:

- More effective than any other Superfruit *
- Bio Available Antioxidants *
- Kona Hawaii Supply: Comes from the best coffee beans in the world – meaning the best coffee fruit in the world
- Strong brand presence
- Based on #2 traded commodity on earth—coffee—and capitalized on coffee culture
- Gluten Free!
- No GMOs!
- Strong partnerships with Van Drunen Farms/FutureCeuticals

Brand Portfolio:



KonaRed Hawaiian Superfruit Antioxidant Juice Original – KonaRed Original has a refreshing red berry flavor. It is made with the red ripe KonaRed Coffee Fruit grown in Kona, Hawaii. It is high in antioxidants and that will naturally keep you charging your day. Available in 10.5oz and 16oz bottles.

KonaRed Hawaiian Superfruit Antioxidant Juice with Organic Green Tea – We blend our KonaRed Hawaiian CoffeeBerry® with Organic Green Tea, giving you all the benefits of Hawaiian CoffeeBerry® fortified with wellness attributes of Green Tea.

Life! Refreshing! Effective!

KonaRed Hawaiian Superfruit Antioxidant Juice With Coconut Water – We blend our KonaRed Hawaiian CoffeeBerry® with Coconut Water from young green coconuts that are picked at the earliest stages of maturity when they have the highest level of electrolytes and potassium, giving you all the benefits of Hawaiian CoffeeBerry® fortified with the wellness and hydration attributes of Coconut Water.

Replenishing and Hydrating!

KonaRed Powder (Nutritional Supplements) – 100% soluble powder. Mix it with water or your favorite fruit juice, or add it to a smoothie for extra antioxidant power! Available in a 16oz tub, 15 count On-the-Go pack, and in individual serving size.

Distribution & Retail Partners

KonaRed engages in manufacturing, developing, marketing, and distributing beverages and nutritional products based on the coffee fruit. KonaRed has 30 distributors in the US and its beverages and supplements are available at select Kroger, Vitamin Shoppe, Whole Foods, Safeway, Walmart, 7-Eleven, Ralphs, Albertsons, and many other retail locations throughout the US and Canada. KonaRed offers its products through wholesale and direct online retail channels. The Company operates a 10,000 Sq. ft. sales, warehousing and shipping facility in San Clemente, CA.

*These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.